UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Filed as part of this Current Report on Form 8-K are the consolidated balance sheets of Altria Group, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008 (the “Financial Statements”); report of management on internal control over financial reporting; the independent registered public accounting firm’s report on the Financial Statements and the effectiveness of internal control over financial reporting; the statement regarding computation of ratios of earnings to fixed charges and the financial statement schedule - valuation and qualifying accounts. The Financial Statements, report of management on internal control over financial reporting, the financial statement schedule - valuation and qualifying accounts and the independent registered public accounting firm’s report will be incorporated by reference in Altria Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and included as an exhibit thereto.

Item 9.01.	Financial Statements and Exhibits.

The Financial Statements, report of management on internal control over financial reporting, financial statement schedule - valuation and qualifying accounts, together with the independent registered public accounting firm’s report thereon, are included herein.

(d) Exhibits

12.1	Statement regarding computation of ratios of earnings to fixed charges

23.1	Consent of independent registered public accounting firm

99.1	Financial Statements

99.2	Report of management on internal control over financial reporting

99.3	Report of independent registered public accounting firm

99.4	Financial statement schedule - valuation and qualifying accounts

99.5	Report of independent registered public accounting firm - valuation and qualifying accounts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ David R. Beran
Name:	David R. Beran
Title:	Chief Financial Officer

DATE: January 29, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

12.1	Statement regarding computation of ratios of earnings to fixed charges

23.1	Consent of independent registered public accounting firm

99.1	Financial Statements

99.2	Report of management on internal control over financial reporting

99.3	Report of independent registered public accounting firm

99.4	Financial statement schedule - valuation and qualifying accounts

99.5	Report of independent registered public accounting firm - valuation and qualifying accounts